Exhibit 99.1

News Release
For Release December 16, 2025
9:00 A.M.

Contact: (803) 951- 2265
D. Shawn Jordan, EVP & Chief Financial Officer or
Robin D. Brown, EVP & Chief Marketing Officer

First Community Corporation Announces 2026 Earnings Release Schedule

Lexington, SC – December 16, 2025 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, announced the company’s earnings release schedule for 2026.

Fourth Quarter of 2025 on Wednesday, January 28, 2026

First Quarter of 2026 on Wednesday, April 22, 2026

Second Quarter of 2026 on Wednesday, July 22, 2026

Third Quarter of 2026 on Wednesday, October 21, 2026

The releases will be issued at approximately 9:00 am Eastern Time on each of the above dates.

About First Community Corporation

First Community Corporation stock trades on The NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank is a full-service commercial bank offering deposit and loan products and services, residential mortgage lending and financial planning/investment advisory services for businesses and consumers. First Community serves customers in the Midlands, Aiken, Upstate and Piedmont Regions of South Carolina as well as Augusta, Georgia. For more information, visit www.firstcommunitysc.com.